UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri		63017
(Address of Principal Executive Offices)		(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 9% Senior Notes due 2017

On March 6, 2012, Thermadyne Holdings Corporation (the “Company”) issued $100,000,000 in aggregate principal amount of 9% Senior Secured Notes due 2017 (the “Additional Notes”) at par plus accrued but unpaid interest since December 15, 2011. The Additional Notes mature on December 15, 2017 and were issued as “additional notes” pursuant to an indenture (as supplemented, the “Indenture”), dated as of December 3, 2010, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee. Prior to the issuance of the Additional Notes, $260,000,000 aggregate principal amount of 9% Senior Secured Notes due 2017 were outstanding (the “Original Notes” and together with the Additional Notes, the “Notes”). The Indenture provides that the Additional Notes are general senior secured obligations of the Company and are fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries) and certain of the Company’s Australian subsidiaries. The Original Notes and the Additional Notes are treated as a single series under the Indenture. The Company will use the net proceeds from the sale of the Additional Notes and, to the extent necessary, cash on hand to pay a cash dividend of up to $100.0 million to its immediate parent company to allow it to redeem a portion of its outstanding Series A preferred stock and to pay fees and expenses related to this offering and the related Consent Solicitation.

The Company will pay interest on the Notes at 9% per annum, semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2012.

The Company may redeem some or all of the Notes at any time after December 15, 2013, at the redemption prices set forth in the Indenture. The Company may redeem some or all of the Notes prior to December 15, 2013 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date, plus a “make-whole” premium. In addition, the Company may redeem up to 35% of the Notes until December 15, 2013, with the proceeds of certain equity offerings at a redemption price equal to 109.000% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If the Company sells certain assets and does not apply the proceeds as provided in the Indenture or undergoes certain kinds of changes of control, it must offer to repurchase the Additional Notes.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt; (ii) pay dividends, repurchase stock or make other distributions; (iii) make certain investments; (iv) sell, transfer or otherwise convey certain assets; (v) create liens; (vi) designate future subsidiaries as unrestricted subsidiaries; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (viii) enter into certain transactions with affiliates. These covenants are subject to important exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

First Supplemental Indenture

As previously disclosed, on February 27, 2012, the Company, the guarantors party to the Indenture and the Trustee entered into the First Supplemental Indenture to amend the terms of the Indenture to modify the restricted payments covenant to increase the restricted payments basket to $100 million in order to permit the Company to use the proceeds of the Additional Notes as described above. The First Supplemental Indenture became operative on March 6, 2012 upon the issuance of the Additional Notes.

Registration Rights Agreement

On March 6, 2012, in connection with the issuance of the Additional Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Jefferies & Company, Inc. and RBC Capital Markets, LLC, as representatives of the initial purchasers of the Additional Notes. The Registration Rights Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Subject to the terms of the Registration Rights Agreement, among other things, the Company will file a registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to notes (the “Exchange Notes”) having identical terms in all material respects as the Additional Notes, except that the Exchange Notes will be registered under the Securities Act. The Registration Rights Agreement requires the Company to use commercially reasonable efforts to cause the registration statement related to the Exchange Notes to be declared effective within 150 days after the issue date of the Additional Notes. If the Company fails to meet this requirement holders of the Additional Notes will be entitled to the payment of additional interest. In certain limited circumstances, the Company will be required to file a shelf registration statement to cover resales of the Additional Notes by holders thereof.

Amendment to Working Capital Facility

On February 29, the Company also entered into an amendment of its existing working capital facility with General Electric Capital corporation as lender, swingline lender and administrative agent (the “Amendment”). The Amendment allows the Company to, among other things, issue the Additional Notes and use the net proceeds of the Additional Notes to pay a cash dividend of up to $125.0 million to its immediate parent company to allow it to redeem a portion of its outstanding Series A preferred stock. After giving effect to such Amendment, the credit agreement would also permit the Company to incur an unlimited amount of additional indebtedness under the Indenture provided that no event of default thereunder has occurred and is continuing and such additional indebtedness is on terms and conditions substantially similar to those governing the Original Notes. The Company would also need to meet various use of proceeds restrictions, an availability requirement and demonstrate that before and after giving effect to the incurrence of such additional indebtedness, the company is in compliance with certain fixed charge and leverage ratios. The Amendment became effective concurrently with the consummation of the offering of Additional Notes. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The foregoing summaries do not purport to be complete and are qualified in their entireties by references to the Registration Rights Agreement and the Amendment, attached hereto as Exhibits 4.1 and 10.1, respectively, and the First Supplemental Indenture and the Indenture.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Item 1.01 above regarding the Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits.

4.1	Registration Rights Agreement, dated March 6, 2012, among the Company, the guarantors party thereto and Jefferies & Company, Inc. and RBC Capital Markets LLC, as representatives of the initial purchasers.

10.1	Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of February 29, 2012, by and among Thermadyne Holdings Corporation, Thermadyne Industries, Inc., Victor Equipment Company, Thermadyne International Corp., Thermdayne Dynamics Corporation and Stoody Company, as the borrowers, and General Electric Capital Corporation, as agent and lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Jeffrey S. Kulka
Name:	Jeffrey S. Kulka
Title:	Executive Vice President and Chief Financial Officer

Date: March 6, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.

4.1	Registration Rights Agreement, dated March 6, 2012, among the Company, the guarantors party thereto and Jefferies & Company, Inc. and RBC Capital Markets LLC, as representatives of the initial purchasers.

10.1	Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of February 29, 2012, by and among Thermadyne Holdings Corporation, Thermadyne Industries, Inc., Victor Equipment Company, Thermadyne International Corp., Thermdayne Dynamics Corporation and Stoody Company, as the borrowers, and General Electric Capital Corporation, as agent and lender, and the other lenders party thereto.